SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. (the "Company") issued a press release, dated June 1, 2010 entitled-"Proteonomix, Inc. (PROT) Concentrates Its R&D Efforts on the Development of Its Subsidiary StromalCel, Inc. in Order to Enhance Its Portfolio of Intellectual Properties and Global Partnerships"

The press release is in its entirety below:

Proteonomix, Inc. (PROT) Concentrates Its R&D Efforts on the Development of Its Subsidiary StromalCel, Inc. in Order to Enhance Its Portfolio of Intellectual Properties and Global Partnerships

MOUNTAIN SIDE, NJ--(06/01/10) - Proteonomix, Inc. (Pinksheets: PROT- News) concentrates its R & D resources on its subsidiary StromalCel, Inc. in order to develop its portfolio of intellectual properties and global partnerships. StromalCel, Inc. hopes to apply its Intellectual property to the creation of therapeutic modalities for the treatment of Cardiovascular Disease (CVD). The company's efforts over the next few years will focus on bringing its technologies which include StromalCel™ to market as well as establishing global partnerships in order to enhance the development of its lead product. The Company intends to bring laboratory findings to clinical applications in an especially expedient manner. StromalCel™ is a unique product that is derived from non-related donors and has virtually no immune rejection response.

Cardiovascular Disease (CVD) includes dysfunctional conditions of the heart, arteries, and veins that supply oxygen to vital life-sustaining areas of the body like the brain, the heart itself, and other vital organs. If oxygen doesn't arrive, the tissue or organ will die. According to the World Health Organization (WHO), CVD accounts for almost 30% of deaths worldwide. The cost of cardiovascular diseases in the United States in 2009 is estimated to be $475.3 billion, according to the American Heart Association.

Proteonomix, Inc. CEO, Michael Cohen, states, "We are looking forward to the development of our global strategy for StromalCel, Inc."

Proteonomix is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. Proteoderm, Inc. a wholly owned subsidiary of Proteonomix has recently opened its retail web site, Proteoderm.com, and begun accepting pre-orders for its anti-aging line of skin care products. StromalCel, Inc.'s goal is the development therapeutic modalities for the treatment of Cardiovascular Disease (CVD). StromalCel, Inc. is pursuing the licensing of other technologies for therapeutic use. National Stem Cell, Inc. is Proteonomix' operating subsidiary. The Sperm Bank of New York, Inc., engaged in reproductive tissue banking, including sperm, ova, ovarian tissue and testicular tissue, is a subsidiary of National Stem Cell, Inc. Proteonomix Regenerative Translational Medicine Institute, Inc. ("PRTMI") intends to focus on the translation of promising research in stem cell biology and cellular therapy to clinical applications of regenerative medicine. Proteonomix intends to create and dedicate a subsidiary to each of its technologies. Please also visit http://www.proteonomix.com/, http://www.proteoderm.com/, http://www.otcqb.com/ and http://www.sec.gov/.

Certain statements contained herein are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Proteonomix, Inc. cautions that statements made in this press release constitute forward-looking statements and makes no guarantee of future performance. Actual results or developments may differ materially from projections. Forward-looking statements are based on estimates and opinions of management at the time statements are made.

Contact:

Michael Cohen

Proteonomix, Inc.

(973) 544-6116

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: June 2, 2010

By:

/s/Michael Cohen

Name:  Michael Cohen

President